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                                                                 EXHIBIT 23.3(B)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of U.S. Office Products Company of our report dated 9 August 1995 relating to the financial statements of U-Bix Business Machines Limited, which appears in the Current Report on Form 8-K dated 7 March 1996 of U.S. Office Products Company. We also consent to the reference to us under the heading "Experts" in such Registration Statement



                                          /s/ KPMG


Auckland, New Zealand